UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 26, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Conditions.

On February 26, 2008, KBR, Inc. issued a press release entitled, “KBR Announces Fourth Quarter and Full Year Results.” The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1      KBR, Inc. press release dated February 26, 2008 entitled, “KBR Announces Fourth Quarter and Full Year Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: February 26, 2008	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law

Exhibit 99.1

KBR

601 Jefferson St. •	Houston, Texas 77002

Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE	Contact:	Rob Kukla, Jr.
February 26, 2008	Director, Investor Relations
713-753-5082

Heather Browne
Director, Communications
713-753-3775

KBR ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

$0.42 fourth quarter 2007 net income per diluted share

and $1.79 full year 2007 net income per diluted share

HOUSTON, Texas – KBR (NYSE:KBR) announced today that income from continuing operations was $48 million, or $0.28 per diluted share, compared to income from continuing operations of $45 million, or $0.30 per diluted share, in the fourth quarter of 2006. Net income was $71 million, or $0.42 per diluted share, in the fourth quarter of 2007, which included income from discontinued operations of $23 million, or $0.14 per diluted share, primarily due to tax benefits related to a previously uncertain tax position associated with the 2006 sale of Production Services. This compared to net income for the fourth quarter of 2006 of $43 million, or $0.28 per diluted share, which included a loss from discontinued operations of $2 million, or $0.01 per diluted share.

Consolidated revenue in the fourth quarter of 2007 was $2.4 billion, an increase of 4.3% from $2.3 billion in the fourth quarter of 2006.

Consolidated operating income was $82 million in the fourth quarter of 2007 compared to $90 million in the fourth quarter of 2006. Operating income in the fourth quarter of 2007 included positive contributions from various gas monetization projects, the Services business unit, and Iraq-related work. Operating income in the fourth quarter of 2007 was partially offset by $22 million in charges related to potentially disallowable costs incurred under U.S. government contracts in the Middle East for activities dating from 2003.

Income from continuing operations for the full year of 2007 was $182 million, or $1.08 per diluted share, which represents a $128 million, or $0.69 per diluted share, increase from the prior year. Net income in 2007 was $302 million, or $1.79 per diluted share, compared to the 2006 net income of $168 million, or $1.20 per diluted share. Net income in 2007 included $120 million after tax, or $0.71 per diluted share, of income from discontinued operations primarily related to the operations of Devonport Management Limited (“DML”), which we sold our 51% interest in the second quarter of 2007 and the above mentioned tax benefits. Net income for 2006 included $114 million after tax, or $0.81 per diluted share, of income from discontinued operations.

“2007 was a record year for KBR in terms of profitability and I am pleased with the on-going performance improvement in KBR’s core businesses. We continued to execute well on our current projects, ramped up work on several of our new awards, and delivered solid operating results.” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “I am disappointed, however, in the current period provisions in the Government and Infrastructure business unit related to work beginning in 2003 under the LogCAP III contract. Looking to 2008, KBR is well positioned to capitalize on the attractive growth opportunities before us and to better serve our customers with market leading engineering, construction, and services offerings.”

2007 Fourth Quarter Business Unit Results

Government and Infrastructure business unit income was $53 million in the fourth quarter of 2007 compared to business unit income of $88 million in the fourth quarter of 2006. The decrease in business unit income primarily relates to a fourth quarter 2007 charge of $22 million related to potentially disallowable costs incurred under U.S. government contracts in the Middle East for activities dating from 2003. During the fourth quarter of 2007, business unit income had positive contributions from provision of services to the Allenby & Connaught project and work on the CENTCOM project.

Upstream business unit income was $64 million in the fourth quarter of 2007 compared to business unit income of $67 million in the fourth quarter of 2006. Business unit income during the fourth quarter of 2007 had positive contributions from several gas monetization projects, including Skikda LNG, and various offshore projects, including Kashagan.

Services business unit income was $23 million in the fourth quarter of 2007 compared to business unit income of $18 million in the fourth quarter of 2006. Contributing to the business unit income was $11 million and $7 million in actuarially determined insurance adjustments in the fourth quarters of 2007 and 2006, respectively. Also contributing to the increase was work on the Scotford Upgrader project in Canada.

Downstream business unit income was $3 million in the fourth quarter of 2007 compared to business unit income of $5 million in the fourth quarter of 2006. Business unit income during the fourth quarter of 2007 was positively impacted by the Yanbu export refinery project and the Ras Tanura program management project in Saudi Arabia and the EBIC ammonia plant in Egypt.

Technology business unit income was $1 million in the fourth quarter of 2007 compared to business unit income of $6 million in the fourth quarter of 2006. Contributing to the decrease was the delay and cancellation of two projects in the fourth quarter of 2007 which were awarded in 2006. Partially offsetting this decrease was the awarding and work performed for the MAN Ferrostaal ammonia process project in Venezuela.

Ventures business unit loss was $3 million in the fourth quarter of 2007 compared to a business unit loss of $8 million in the fourth quarter of 2006. The improvement was primarily related to lower losses on the Australian rail road project and increased profitability on the Allenby & Connaught investment in the UK.

Corporate general and administrative expense in the fourth quarter of 2007 was $49 million compared to $78 million in the prior year quarter. This decrease was primarily related to lower financial systems and SAP implementation costs, lower real estate expenses, and a $5 million restructuring charge in the fourth quarter of 2006. Interest income in the fourth quarter of 2007 included $4 million related to the Pemex EPC 22 settlement, which was partially offset by lower interest income on cash associated with consolidated joint ventures.

Significant Achievements and Awards

▪

KBR was awarded a Canadian construction and fabrication contract of a gasification unit by Lurgi AG. KBR’s scope of work will include the fabrication of nearly 100 modules and will peak at approximately 400 personnel performing field construction and module service work on this 30-month project. The contract has an approximate value of $225 million (CAD).

▪

KBR was awarded a contract by PetroSA to conduct the pre-feasibility study to build a 200,000 barrel per day crude oil refinery in Coega, Port Elizabeth. The pre-feasibility study focuses on determining the economic optimum configuration for the refinery including crude oil type and costs, required product slate, prices and specifications, and capital and operating costs.

▪

KBR subsidiary, Granherne, Inc., was awarded a three-year engineering services contract by Petrobras America. Granherne will provide technical support for design of the hull for the early production system, floating production storage and offloading system (FPSO), and later phase full field development. The FPSO will be located in approximately 2,600 meters of water. The Cascade/Chinook FPSO, when deployed, will be the first in the U.S. Gulf of Mexico, and will be the world’s deepest FPSO to date.

▪

KBR announced that its “Eos” joint venture with WorleyParsons, was awarded a contract option worth approximately USD$24 million for the detailed engineering, procurement management and construction management assistance services for Woodside’s Pluto LNG Project offshore production platform north west of Karratha, Western Australia.

▪

KBR was awarded a contract by MAN Ferrostaal AG (MFS) to provide basic and detailed engineering services for an 1,800 MTPD ammonia plant for Petroquímica de Venezuela, S.A. (Pequiven). The plant will be the first in Venezuela to utilize KBR’s proprietary KAAP™ ammonia process technology.

▪

In November 2007, KBR announced that it successfully met all contractual obligations related to the 600,000 ton/year Lanzhou ethylene plant in China. This milestone represents the first facility in China to utilize KBR’s proprietary SCORE (Selective Cracking Optimum REcovery) technology for both the furnace cracking and recovery sections.

▪

In January 2008, KBR announced that its joint venture, TSKJ Nigeria Ltd., successfully completed the construction and commissioning phase of the Nigeria LNG Limited (NLNG) Train 6 project on Bonny Island, Nigeria. NLNG awarded TSKJ the lump sum engineering, procurement, and construction contract (EPC) for LNG train six in July 2004.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. The company offers a wide range of services through its Downstream, Government and Infrastructure, Services, Technology, Upstream, and Ventures business units.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 26, 2008, subsequent Forms 10-Q and 10-Q/A, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Three Months		Three Months
	Ended		Ended
	December 31		September 30
	2007	2006	2007
Revenue:
Government and Infrastructure	$ 1,588	$ 1,611	$ 1,566
Upstream	603	531	407
Services	96	69	77
Downstream	85	69	103
Technology	18	19	26
Ventures(a)	(1)	(8)	(2)
Total revenue	$ 2,389	$ 2,291	$ 2,177
Business unit income (loss):
Government and Infrastructure	$ 53	$ 88	$ 98
Upstream	64	67	57
Services	23	18	6
Downstream	3	5	4
Technology	1	6	5
Ventures(a)	(3)	(8)	(3)
Total business unit income	141	176	167
Unallocated costs:
Labor cost absorption	(10)	(8)	–
Corporate general and administrative	(49)	(78)	(65)
Total operating income	82	90	102
Interest income (expense), net	18	14	17
Foreign currency gain (loss), net	1	(1)	(11)
Other, net	–	–	–
Income from continuing operations before income taxes
and minority interest	101	103	108
Provision for income taxes	(45)	(46)	(35)
Minority interest in net income of subsidiaries	(8)	(12)	(13)
Income from continuing operations	48	45	60
Income (loss) from discontinued operations, net	23	(2)	3
Net income	$ 71	$ 43	$ 63
Basic income (loss) per share(b):
Continuing operations	$ 0.29	$ 0.30	$ 0.36
Discontinued operations, net	0.14	(0.01)	0.02
Net income per share	$ 0.42	$ 0.28	$ 0.38
Diluted income (loss) per share(b):
Continuing operations	$ 0.28	$ 0.30	$ 0.35
Discontinued operations, net	0.14	(0.01)	0.02
Net income per share	$ 0.42	$ 0.28	$ 0.37
Basic weighted average shares outstanding(c)	168	152	168
Diluted weighted average shares outstanding(c)	170	152	170

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.
(c)	The increase in weighted average shares outstanding from the fourth quarter 2006 to the third quarter 2007 related to the initial public offering of shares during November 2006.

See Footnote Tables 1 for a list of significant items included in operating income (loss).

KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Years Ended
	December 31
	2007	2006
Revenue:
Government and Infrastructure	$ 6,093	$ 6,506
Upstream	1,887	1,700
Services	322	314
Downstream	361	315
Technology	90	62
Ventures(a)	(8)	(92)
Total revenue	$ 8,745	$ 8,805
Business unit income (loss):
Government and Infrastructure	$ 279	$ 327
Upstream	188	40
Services	56	45
Downstream	10	41
Technology	19	10
Ventures(a)	(12)	(86)
Total business unit income	540	377
Unallocated costs:
Labor cost absorption	(20)	1
Corporate general and administrative	(226)	(226)
Total operating income	$ 294	$ 152
Interest income (expense), net	62	(9)
Foreign currency gains (losses), net	(15)	(15)
Other, net	1	-
Income from continuing operations before income taxes
and minority interest	342	128
Provision for income taxes	(138)	(94)
Minority interest in net income (loss) of subsidiaries	(22)	20
Income from continuing operations	182	54
Income from discontinued operations, net	120	114
Net income	$ 302	$ 168
Basic income per share(b):
Continuing operations	$ 1.08	$ 0.39
Discontinued operations, net	0.71	0.81
Net income per share	$ 1.80	$ 1.20
Diluted income per share(b):
Continuing operations	$ 1.08	$ 0.39
Discontinued operations, net	0.71	0.81
Net income per share	$ 1.79	$ 1.20
Basic weighted average shares outstanding(c)	168	140
Diluted weighted average shares outstanding(c)	169	140

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(c)	The increase in weighted average shares outstanding from the year ended December 31, 2006 to the year ended December 31, 2007 related to the initial public offering of shares during November 2006.

See Footnote Tables 1 for a list of significant items included in operating income (loss).

KBR, Inc.

Condensed Consolidated Balance Sheets

(In millions except share data)

(Unaudited)

	December 31,	September 30,	December 31,
	2007	2007	2006
Assets
Current assets:
Cash and equivalents	$ 1,861	$ 1,795	$ 1,410
Receivables:
Notes and accounts receivable	927	988	761
Unbilled receivables on uncompleted contracts	820	812	1,110
Total receivables	1,747	1,800	1,871
Deferred income taxes	165	142	120
Due from Halliburton	-	16	-
Other current assets	282	262	240
Current assets of discontinued operations	1	5	257
Total current assets	4,056	4,020	3,898
Property, plant, and equipment, net of accumulated
depreciation of $227, $227 and $205	220	219	211
Goodwill	251	251	251
Equity in and advances to related companies	294	307	296
Noncurrent deferred income taxes	139	141	156
Unbilled receivables on uncompleted contracts	196	195	194
Other assets	47	44	51
Noncurrent assets of discontinued operations	-	-	357
Total assets	$ 5,203	$ 5,177	$ 5,414

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities:
Accounts payable	$ 1,117	$ 1,099	$ 1,177
Due to Halliburton, net	16	-	152
Advanced billings on uncompleted contracts	794	865	767
Reserve for estimated contract losses	117	136	180
Employee compensation and benefits	316	293	259
Other current liabilities	262	216	174
Current liabilities of discontinued operations	1	-	274
Total current liabilities	2,623	2,609	2,983
Employee compensation and benefits	79	207	221
Other liabilities	151	159	149
Income tax payable – noncurrent	78	80	-
Noncurrent deferred tax liability	37	32	22
Noncurrent liabilities of discontinued operations	-	-	210
Total liabilities	2,968	3,087	3,585
Minority interest in consolidated subsidiaries	(32)	(29)	35
Shareholders’ equity and accumulated other comprehensive loss:
Common stock	-	-	-
Paid-in capital in excess of par value	2,070	2,074	2,058
Accumulated other comprehensive loss	(122)	(203)	(291)
Retained earnings	319	248	27
Total shareholders’ equity and accumulated other
comprehensive loss	2,267	2,119	1,794
Total liabilities, minority interest, shareholders’
equity and accumulated other comprehensive income	$ 5,203	$ 5,177	$ 5,414

KBR, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$ 302	$ 168
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	41	47
Equity in earnings (losses), net of distributions from related companies	(7)	(41)
Deferred income taxes	(27)	12
Gain on sale of assets, net	(216)	(126)
Impairment of equity method investments	-	68
Other	61	48
Changes in operating assets and liabilities:
Receivables	(143)	281
Unbilled receivables on uncompleted contracts	264	232
Accounts payable	(92)	(187)
Advanced billings on uncompleted contracts	11	209
Accrued Employee compensation and benefits	57	19
Reserve for estimated contract losses	(62)	140
Other assets	(29)	(38)
Other liabilities	88	99
Total cash flows provided by operating activities	248	931
Cash flows from investing activities:
Capital expenditures	(43)	(57)
Sales of property, plant and equipment	3	6
Disposition of businesses, net of cash disposed	334	276
Other investing activities	(1)	-
Total cash flows provided by investing activities	293	225
Cash flows from financing activities:
Payments to Halliburton, net	(120)	(629)
Net repayments of short-term borrowings	-	(2)
Proceeds from long-term borrowings	-	8
Payments on long-term borrowings	(7)	(25)
Net proceeds from issuance of stock	6	512
Excess tax benefits from stock-based compensation	6	-
Payments of dividends to minority shareholders	(35)	(3)
Total cash flows used in financing activities	(150)	(139)
Effect of exchange rate changes	9	50
Increase in cash and equivalents	400	1,067
Cash and equivalents at beginning of period(a)	1,461	394
Cash and equivalents at end of period	$ 1,861	$ 1,461

(a)

The condensed consolidated statements of cash flows are not adjusted for discontinued operations. Therefore, the cash and equivalents at the beginning of the period for the year ended December 31, 2007 does not agree to the cash and equivalents reflected on the condensed consolidated balance sheet for the corresponding period.

KBR, Inc.

Revenue and Operating Results by Operating Unit

(In millions)

(Unaudited)

Three Months Ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2007	2007	2007	2007
Revenue:
G&I:
U.S. Government – Middle East Operations	$ 1,253	$ 1,217	$ 1,170	$ 1,142
U.S. Government – Americas Operations	156	192	185	188
International Operations	179	157	127	127
Total G&I	1,588	1,566	1,482	1,457
Upstream:
Gas Monetization	495	265	360	282
Offshore	78	92	85	83
Other	30	50	40	27
Total Upstream	603	407	485	392
Services	96	77	78	71
Downstream	85	103	88	85
Technology	18	26	18	28
Ventures	(1)	(2)	1	(6)
Total revenue	$ 2,389	$ 2,177	$ 2,152	$ 2,027

Business unit income (loss):
G&I:
U.S. Government – Middle East Operations	$ 38	$ 61	$ 67	$ 65
U.S. Government – Americas Operations	19	31	1	17
International Operations	34	36	23	23
Total job income	91	128	91	105
Divisional overhead	(38)	(30)	(33)	(35)
Total G&I business unit income	53	98	58	70
Upstream:
Gas Monetization	49	31	43	38
Offshore	21	15	11	12
Other	9	26	6	(19)
Total job income	79	72	60	31
Divisional overhead	(15)	(15)	(13)	(11)
Total Upstream business unit income	64	57	47	20
Services:
Job income	26	9	19	13
Divisional overhead	(3)	(3)	(2)	(3)
Total Services business unit income	23	6	17	10
Downstream:
Job income	8	7	5	6
Divisional overhead	(5)	(3)	(4)	(4)
Total Downstream business unit income	3	4	1	2
Technology:
Job income	6	10	7	16
Divisional overhead	(5)	(5)	(5)	(5)
Total Technology business unit income	1	5	2	11
Ventures:
Job income (loss)	(2)	(2)	-	(5)
Divisional overhead	(1)	(1)	(1)	-
Total Ventures business unit income (loss)	(3)	(3)	(1)	(5)
Total Business unit income	$ 141	$ 167	$ 124	$ 108

KBR, Inc.

Revenue and Operating Results by Operating Unit

(In millions)

(Unaudited)

Three Months Ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2006	2006	2006	2006
Revenue:
G&I:
U.S. Government – Middle East Operations	$ 1,311	$ 1,348	$ 1,409	$ 1,194
U.S. Government – Americas Operations	195	200	211	231
International Operations	105	105	71	126
Total G&I	1,611	1,653	1,691	1,551
Upstream:
Gas Monetization	343	282	195	192
Offshore	96	92	91	109
Other	92	56	64	88
Total Upstream	531	430	350	389
Services	69	66	101	78
Downstream	69	86	93	67
Technology	19	20	16	7
Ventures	(8)	(33)	(15)	(36)
Total revenue	$ 2,291	$ 2,222	$ 2,236	$ 2,056

Business unit income (loss):
G&I:
U.S. Government – Middle East Operations	$ 92	$ 98	$ 91	$ 69
U.S. Government – Americas Operations	16	22	25	20
International Operations	20	21	18	14
Total job income	128	141	134	103
Divisional overhead	(40)	(48)	(44)	(47)
Total G&I business unit income	88	93	90	56
Upstream:
Gas Monetization	53	32	(123)	34
Offshore	20	19	19	2
Other	7	(3)	(5)	29
Total job income (loss)	80	48	(109)	65
Divisional overhead	(13)	(7)	(11)	(13)
Total Upstream business unit income (loss)	67	41	(120)	52
Services:
Job income (loss)	18	10	26	(4)
Divisional overhead	-	-	(3)	(2)
Total Services business unit income (loss)	18	10	23	(6)
Downstream:
Job income	7	15	19	13
Divisional overhead	(2)	(5)	(3)	(3)
Total Downstream business unit income	5	10	16	10
Technology:
Job income	10	9	6	3
Divisional overhead	(4)	(5)	(5)	(4)
Total Technology business unit income (loss)	6	4	1	(1)
Ventures:
Job income (loss)	(7)	(34)	(15)	(35)
Gain on sale of assets	-	-	6	-
Divisional overhead	(1)	-	-	-
Total Ventures business unit income (loss)	(8)	(34)	(9)	(35)
Total Business unit income	$ 176	$ 124	$ 1	$ 76

Twelve Months Ended

	Dec 31,	Dec 31,	Dec 31,
	2007	2006	2005
Revenue:
G&I:
U.S. Government – Middle East Operations	$ 4,782	$ 5,262	$ 5,880
U.S. Government – Americas Operations	721	837	1,021
International Operations	590	407	398
Total G&I	6,093	6,506	7,299
Upstream:
Gas Monetization	1,402	1,012	392
Offshore	338	388	541
Other	147	300	212
Total Upstream	1,887	1,700	1,145
Services	322	314	280
Downstream	361	315	523
Technology	90	62	62
Ventures	(8)	(92)	(18)
Total revenue	$ 8,745	$ 8,805	$ 9,291

Business unit income (loss):
G&I:
U.S. Government – Middle East Operations	$ 231	$ 350	$ 354
U.S. Government – Americas Operations	68	83	80
International Operations	116	73	60
Total job income	415	506	494
Divisional overhead	(136)	(179)	(212)
Total G&I business unit income	279	327	282
Upstream:
Gas Monetization	161	(4)	91
Offshore	59	60	93
Other	22	28	(55)
Total job income	242	84	129
Gain on sale of assets	-	-	(2)
Divisional overhead	(54)	(44)	(27)
Total Upstream business unit income	188	40	100
Services:
Job income	67	50	35
Gain on sale of assets	-	-	10
Divisional overhead	(11)	(5)	(7)
Total Services business unit income	56	45	38
Downstream:
Job income	26	54	40
Gain on sale of assets	-	-	13
Divisional overhead	(16)	(13)	(13)
Total Downstream business unit income	10	41	40
Technology:
Job income	39	28	18
Divisional overhead	(20)	(18)	(18)
Total Technology business unit income	19	10	-
Ventures:
Job income (loss)	(9)	(91)	(5)
Gain on sale of assets	-	6	89
Divisional overhead	(3)	(1)	(2)
Total Ventures business unit income (loss)	(12)	(86)	82
Total Business unit income	$ 540	$ 377	$ 542

KBR, Inc.

Backlog Information(a)

(Millions of dollars)

(Unaudited)

	Dec 31,	Dec 31,	Dec 31,
	2007	2006	2005
G&I:
U.S. Government - Middle East Operations	$ 1,361	$ 2,969	$ 2,139
U.S. Government - Americas Operations	548	715	936
International Operations	2,339	2,380	337
Total G&I(b)	4,248	6,064	3,412
Upstream:
Gas Monetization	6,606	3,908	3,705
Offshore Projects	173	157	300
Other	118	698	997
Total Upstream	6,897	4,763	5,002
Services	765	277	227
Downstream	313	578	109
Technology	128	95	99
Ventures	700	660	435
Total backlog for continuing operations(c)	$ 13,051	$ 12,437	$ 9,284

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. Our backlog for projects related to unconsolidated joint ventures totaled $3.1 billion, $4.4 billion, and $3.0 billion at December 31, 2007, December 31, 2006, and December 31, 2005, respectively. Our backlog related to consolidated joint ventures with minority interest totaled $3.2 billion, $2.9 billion, and $2.1 billion at December 31, 2007, December 31, 2006, and December 31, 2005, respectively.

As of December 31, 2007, 28% of our backlog for continuing operations was attributable to fixed-price contracts and 72% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure segment backlog from continuing operations includes backlog attributable to firm orders in the amount of $4.0 billion, $4.0 billion, and $1.6 billion as of December 31, 2007, December 31, 2006, and December 31, 2005, respectively. Government and Infrastructure backlog attributable to unfunded orders was $0.2 billion, $2.1 billion, and $1.8 billion as of December 31, 2007, December 31, 2006, and December 31, 2005, respectively.

(c)

This amount represents backlog for continuing operations and does not include backlog associated with DML, which was sold in the second quarter of 2007 and is accounted for as discontinued operations. Backlog for DML was $1.1 billion as of December 31, 2006.

KBR, Inc.

Backlog Information

(Millions of dollars)

(Unaudited)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2007	2007	2007	2007
G&I:
U.S. Government - Middle East Operations	$ 1,361	$ 1,196	$ 1,525	$ 2,553
U.S. Government - Americas Operations	548	427	493	563
International Operations	2,339	2,324	2,225	2,200
Total G&I	4,248	3,947	4,243	5,316
Upstream:
Gas Monetization	6,606	6,170	3,446	3,549
Offshore Projects	173	217	200	176
Other	118	99	133	238
Total Upstream	6,897	6,486	3,779	3,963
Services	765	482	498	253
Downstream	313	353	389	481
Technology	128	101	101	102
Ventures	700	633	620	628
Total backlog for continuing operations	$ 13,051	$ 12,002	$ 9,630	$ 10,743

	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2006	2006	2006	2006
G&I:
U.S. Government - Middle East Operations	$ 2,969	$ 4,055	$ 817	$ 910
U.S. Government - Americas Operations	715	733	725	849
International Operations	2,380	2,108	1,954	393
Total G&I	6,064	6,896	3,496	2,152
Upstream:
Gas Monetization	3,908	4,316	3,601	3,488
Offshore Projects	157	170	180	239
Other	698	752	828	963
Total Upstream	4,763	5,238	4,609	4,690
Services	277	307	340	240
Downstream	578	407	368	442
Technology	95	74	70	57
Ventures	660	890	907	445
Total backlog for continuing operations	$ 12,437	$ 13,812	$ 9,790	$ 8,026

FOOTNOTE TABLES 1

KBR, Inc.

Items included in Operating Income by Operating Segment

(Millions of dollars)

(Unaudited)

	Three Months Ended
	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Government & Infrastructure:
Potential Disallowed Costs	$ (22)	$ –	$ –	$ –
Lease Restructuring	(5)	–	–	–
A1D2D Claim Settlement	–	6	–	–
Skopje Provision	(2)	–	(24)	(1)

Upstream:
BRC Impairment	–	–	–	(20)
BRC Disposal	–	18	–	–
Escravos Conversion	–	–	3	–

Services:
Primary Insurance Release	11	–	–	–

Downstream:	–	–	–	–

Technology:	–	–	–	–

Ventures:	–	–	–	–

	Three Months Ended
	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Government & Infrastructure:
Restructuring – Head Count Reduction	$ (1)	$ –	$ –	$ –
Skopje Provision	(12)	–	–	–

Upstream:
Barracuda Additional Charge	(4)	–	–	(15)
BRC Bad Debt	–	–	(6)	–
Escravos Provision	(9)	–	(148)	–
Restructuring – Head Count Reduction	(1)	–	–	–

Services:
Primary Insurance Release	7	–	–	–

Downstream:	–	–	–	–

Technology:	–	–	–	–

Ventures:
ASD Impairment	–	(32)	–	(26)
UK Roads Impairment	–	–	(10)	–

FOOTNOTE TABLES 1 (continued)

KBR, Inc.

Items included in Operating Income by Operating Segment

(Millions of dollars)

(Unaudited)

	Twelve Months Ended
	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005
Government & Infrastructure:
Potential Disallowed Costs	$ (22)	$ –	$ –
Lease Restructuring	(5)	–	–
A1D2D Claim Settlement	6	–	–
Skopje Provision	(27)	(12)	–
Restructuring – Head Count Reduction	–	(1)	–
A1D2D Losses	–	–	(15)

Upstream:
BRC Impairment	(20)	–	–
BRC Disposal	18	–	–
Escravos Contract Conversion	3	–	–
Barracuda Additional Charge	–	(19)	(8)
BRC Bad Debt	–	(6)	–
Escravos Provision	–	(157)	–
Restructuring – Head Count Reduction	–	(1)	–
BRC Equity Adjustment	–	–	(43)
In Amenas Loss	–	–	(32)
Hurricane Interference	–	–	(5)

Services:
Primary Insurance Release	11	7	21

Downstream:	–	–	–

Technology:	–	–	–

Ventures:
ASD Impairment	–	(58)	–
UK Roads Impairment	–	(10)	–
Dulles Toll Gain on Sale / Dividend	–	–	96

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